Exhibit 99.1

FOR IMMEDIATE RELEASE

Yerbaé Expands Georgia Distribution Through Savannah Distributing Company Inc. and Announces Grant of Equity Incentives

SCOTTSDALE, Ariz., February 13, 2025 — Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé” or the “Company”), a plant-based functional beverage company, today announced a new partnership with Savannah Distributing Company Inc. (“Savannah Distributing”) to distribute its 12oz functional beverage product line across 172 Kroger locations throughout the State of Georgia.

As part of this strategic agreement, Savannah Distributing, a family-owned and locally operated premium beverage distributor with over 85 years of service to Georgia retailers, will handle the distribution of Yerbaé’s popular functional drinks to Kroger, the largest grocery chain in the United States.

“Partnering with Savannah Distributing marks a significant milestone in our journey to expand Yerbaé’s availability throughout Georgia,” said Todd Gibson, CEO & Co-Founder at Yerbaé. “Kroger is a crucial retail partner for us, and with Savannah’s deep-rooted local expertise and extensive network, we are confident that our refreshing beverages will reach a wider audience of health-conscious consumers in Atlanta and beyond, providing them with delicious, plant-powered options to fuel their active lifestyles.”

This collaboration is poised to elevate Yerbaé’s presence in Georgia and solidify its position as a leading brand in the functional beverage category, all while offering Kroger customers a wider array of healthier and more invigorating drink choices.

Expanding Product Availability and Empowering Consumers

Savannah Distributing will be delivering Yerbaé’s latest 12oz functional beverage lineup, featuring the exciting flavors of Mango Passionfruit, Black Cherry Pineapple, and Peachy Mimosa Twist. This expansion provides Kroger customers with an even wider selection of zero sugar, zero calorie, non-GMO, and gluten-free beverages, empowering them to make healthy choices without sacrificing taste or enjoyment.

Equity Incentive Grants

Yerbaé is also pleased to announce the grant of an aggregate of 4,115,000 options (each, an “Option”) and 975,000 restricted share units (each, a “RSU”) of the Company to certain officers, directors and key employees of Yerbaé pursuant to the Company’s Omnibus Equity Incentive Plan (the “Plan”).

The Options are exercisable to acquire up to 4,115,000 common shares (each, a “Share”) in the capital of the Company at an exercise price of $0.105 per Share for a period of seven years from the date of grant. All Options vested immediately upon grant.

All of the 975,000 RSUs vest 100% on the first anniversary of the date of award. Upon vesting, each RSU represents the right to receive one Share in accordance with the Plan.

The grant of the Options and award of the RSUs is subject to approval by the TSX Venture Exchange.

Yerbaé Brands Corp.

Founded in 2017 by Todd Gibson and Karrie Gibson, Yerbaé Brands Corp., (TSX-V: YERB.U; OTCQX: YERBF) is disrupting the functional beverage marketplace with great tasting, zero sugar, zero calorie beverages, while using plant-based ingredients that are designed to meet the needs of the wellness forward consumer. Harnessing the power of nature, Yerbaé’s key ingredient (yerba mate, a South American herb) is known to produce 196 different vitamins, minerals and nutrients as well as caffeine.

By combining yerba mate with its premium ingredients and flavors, Yerbaé provides consumers with a no compromise functional beverage solution. All Yerbaé beverages are zero calorie, zero sugar, non-GMO, and gluten free.

Find us @DrinkYerbaé on Instagram, Facebook, Twitter and TikTok, or online at https://yerbae.com.

Contact Information:

For investors, investors@yerbae.com or 480.471.8391

To reach CEO Todd Gibson, todd@yerbae.com or 480.471.8391

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the applicable securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Savannah Distributing’s ability to help Yerbaé grow its presence in Georgia, Yerbaé’s ability to capitalize on growing consumer demand for plant-based, better-for-you alternatives in the beverage sector in Georgia or elsewhere, particularly within the expansive Kroger network, and Yerbaé’s business strategy are all forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to: Yerbaé’s inability to grow its presence in Georgia and, in connection therewith, its ability to capitalize on the growing demand for plant-based, better-for-you alternatives in the beverage sector; changes in applicable laws or regulations; the possibility that Yerbaé may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties not in the direct control of the Company. Moreover, Yerbaé operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Yerbaé gives no assurance that it will achieve the expectations stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.